AMENDED SCHEDULE A
                              DATED JUNE 22, 2017
                     TO THE ADVISORS' INNER CIRCLE FUND III
                               DISTRIBUTION PLAN
                              DATED MAY 15, 2014,
                            AS AMENDED AND RESTATED
                                 MARCH 3, 2015

       Pursuant to Section 1 of the Plan and subject to any limitations imposed by Rule 2830 of the NASD's Conduct Rules, distribution fees for the following Fund(s), and/or classes thereof, shall not exceed the amounts listed below:


Fund                                                Class of Shares         Fee

Fiera Capital Diversified Alternatives Fund             Investor           0.25%
Knights of Columbus Core Bond Fund                      Investor           0.25%
Knights of Columbus Limited Duration Bond Fund          Investor           0.25%
Knights of Columbus Large Cap Growth Fund               Investor           0.25%
Knights of Columbus Large Cap Value Fund                Investor           0.25%
Knights of Columbus Small Cap Equity Fund               Investor           0.25%
Knights of Columbus International Equity Fund           Investor           0.25%
SGA International Equity Fund                           Investor           0.25%
SGA International Small Cap Equity Fund                 Investor           0.25%
SGA International Equity Plus Fund                      Investor           0.25%
SGA Global Equity Fund                                  Investor           0.25%
RWC Global Emerging Equity Fund                         Class N            0.25%
BNP Paribas AM Absolute Return Fixed Income             Retail             0.25%
Fund
BNP Paribas AM Global Inflation-Linked Bond             Retail             0.25%
Fund
BNP Paribas AM Emerging Markets Total Return            Retail             0.25%
Fixed Income Fund
BNP Paribas AM Emerging Markets Equity Fund             Retail             0.25%
BNP Paribas AM MBS Fund                                 Retail             0.25%
BNP Paribas AM U.S. Small Cap Equity Fund               Retail             0.25%
BNP Paribas AM U.S. Inflation-Linked Bond Fund          Retail             0.25%
MFG Low Carbon Global Fund                              Class Y Shares     0.25%
MFG Infrastructure Fund                                 Class Y Shares     0.25%